Exhibit 5.1

August 3, 2022

Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379	Commonwealth Edison Company 10 South Dearborn Street Chicago, Illinois 60603-2300
PECO Energy Company 2301 Market Street Philadelphia, Pennsylvania 19101	Baltimore Gas and Electric Company 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201
Delmarva Power & Light Company 500 North Wakefield Drive Newark, Delaware 19702	Potomac Electric Power Company 701 Ninth Street, N.W. Washington, District of Columbia 20068 Atlantic City Electric Company 500 North Wakefield Drive Newark, Delaware 19702

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Exelon Corporation, a Pennsylvania corporation (“Exelon”), Commonwealth Edison Company, an Illinois corporation (“ComEd”), PECO Energy Company, a Pennsylvania corporation (“PECO”), Baltimore Gas and Electric Company, a Maryland corporation (“BGE”), Potomac Electric Power Company, a District of Columbia and Virginia corporation (“Pepco”), Delmarva Power & Light Company, a Delaware and Virginia corporation (“DPL”) and Atlantic City Electric Company, a New Jersey corporation (“ACE”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an unlimited amount of (a) debt securities (“Exelon Debt Securities”), shares of common stock (“Exelon Common Stock”), stock purchase contracts (“Exelon Stock Purchase Contracts”), stock purchase units (“Exelon Stock Purchase Units”), shares of preferred stock (“Exelon Preferred Stock”) and depositary shares (“Exelon Depositary Shares”), which may be sold from time to time by Exelon, (b) first mortgage bonds (“ComEd Mortgage Bonds”), which may be sold from time to time by Commonwealth Edison Company, (c) first mortgage bonds (“PECO Mortgage Bonds”), which may be sold from time to time by PECO Energy Company, (d) debt securities (“BGE Debt Securities”), which may be sold from time to time by Baltimore Gas and Electric Company, (e) first mortgage bonds (“Pepco Mortgage Bonds”), which may be sold from time to time by Pepco, (f) first mortgage bonds (“DPL Mortgage Bonds”), which may be sold from time to time by DPL and (g) first mortgage bonds (“ACE Mortgage Bonds”), in each case in amounts, at prices and on terms to be determined at the time of an offering (collectively, the “Securities”).

Unless otherwise specified in the applicable prospectus supplement, the Exelon Debt Securities will be issued under an Indenture (the “Exelon Indenture”) between Exelon and The Bank of New York Mellon, as trustee, dated as of June 11, 2015.

Unless otherwise specified in the applicable prospectus supplement, the ComEd Mortgage Bonds will be issued under ComEd’s Mortgage (the “ComEd Mortgage”), dated as of July 1, 1923, as amended and supplemented, between ComEd and BNY Mellon Trust Company of Illinois (current successor to Illinois Merchants Trust Company), as trustee, and D.G. Donovan, as co-trustee.

Unless otherwise specified in the applicable prospectus supplement, the PECO Mortgage Bonds will be issued under PECO’s First and Refunding Mortgage (the “PECO Mortgage”), dated as of May 1, 1923, between The Counties Gas and Electric Company (predecessor to PECO) and Fidelity Trust Company, Trustee (now U.S. Bank National Association, as successor trustee), as amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures creating the PECO Mortgage Bonds.

Unless otherwise specified in the applicable prospectus supplement, the BGE Debt Securities will be issued under an Indenture relating to the debt securities between BGE and U.S. Bank National Association, as trustee (the “BGE Indenture”).

Unless otherwise specified in the applicable prospectus supplement, the Pepco Mortgage Bonds will be issued pursuant to the Mortgage and Deed of Trust dated as of July 1, 1936, between Pepco and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Pepco Mortgage”).

Unless otherwise specified in the applicable prospectus supplement, the DPL Mortgage Bonds will be issued pursuant to the Mortgage and Deed of Trust, dated as of October 1, 1943, between DPL and The Bank of New York Mellon, as trustee, as amended and supplemented (the “DPL Mortgage”).

Unless otherwise specified in the applicable prospectus supplement, the ACE Mortgage Bonds will be issued pursuant to the Mortgage and Deed of Trust dated as of January 15, 1937, between ACE and The Bank of New York Mellon, as trustee, as amended and supplemented (the “ACE Mortgage”).

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the registrants and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

In rendering the opinions expressed below, we have assumed that (a) the Registration Statement has become effective under the Act, (b) a prospectus supplement with respect to the applicable Securities shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, (c) the applicable Securities have been duly and properly authorized for issuance, (d) all instruments relating to the applicable Securities have been duly and properly authorized and properly executed and delivered and (e) the terms of the applicable Securities have been duly and properly established in conformity with the applicable instruments so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL or ACE, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL or ACE, as applicable.

Based on the foregoing, we are of the opinion that:

1.       When a series of Exelon Debt Securities shall have been duly and properly executed and authenticated in accordance with the Exelon Indenture and duly and properly issued and delivered by Exelon in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Exelon Debt Securities will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

2.       When the shares of Exelon Common Stock have been duly and properly issued, sold and delivered as contemplated in any prospectus supplement relating thereto, the shares of Exelon Common Stock (including any Exelon Common Stock duly issued pursuant to Stock Purchase Contracts), will be legally issued, fully paid and non-assessable.

3.       When the Exelon Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Exelon Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in any prospectus supplement relating thereto, such Exelon Stock Purchase Contracts will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4.       When (a) the collateral has been deposited with the collateral agent in accordance with the applicable collateral arrangements and (b) the Exelon Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Exelon Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the any prospectus supplement relating thereto, the Exelon Stock Purchase Units will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5.       When (a) a Statement with Respect to Shares of Exelon classifying the Exelon Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the shares of Exelon Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Exelon Preferred Stock will be legally issued, fully paid and non-assessable.

6.       When (a) a Statement with Respect to Shares of Exelon classifying the Exelon Depositary Shares and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the Exelon Depositary Shares have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Exelon Depositary Shares will be legally issued, fully paid and non-assessable

7.       When a series of ComEd Mortgage Bonds have been duly and properly executed and authenticated in accordance with the ComEd Mortgage and duly and properly issued and delivered by ComEd in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the ComEd Mortgage Bonds will constitute binding obligations of ComEd, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

8.       When a series of PECO Mortgage Bonds have been duly and properly executed and authenticated in accordance with the PECO Mortgage and duly and properly issued and delivered by PECO in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the PECO Mortgage Bonds will constitute binding obligations of PECO, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

9.       When a series of BGE Debt Securities have been duly and properly executed and authenticated in accordance with the BGE Indenture and duly and properly issued and delivered by BGE in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the BGE Debt Securities will constitute binding obligations of BGE, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

10.       When a series of Pepco Mortgage Bonds have been duly and properly executed and authenticated in accordance with the Pepco Mortgage and duly and properly issued and delivered by Pepco in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the Pepco Mortgage Bonds will constitute binding obligations of Pepco, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

11.       When a series of DPL Mortgage Bonds have been duly and properly executed and authenticated in accordance with the DPL Mortgage and duly and properly issued and delivered by DPL in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the DPL Mortgage Bonds will constitute binding obligations of DPL, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

12.       When a series of ACE Mortgage Bonds have been duly and properly executed and authenticated in accordance with the ACE Mortgage and duly and properly issued and delivered by ACE in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the ACE Mortgage Bonds will constitute binding obligations of ACE, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the State of Illinois and the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or circumstances.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Ballard Spahr LLP